The information in this preliminary pricing supplement is not complete and may be changed.

Preliminary Pricing Supplement       SUBJECT TO COMPLETION       March 12, 2007

Pricing Supplement
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated March 6, 2007)

================================================================================

[RBC LOGO]                                   $[]
                            Nineteen Reverse Convertible Notes, each
                  Linked to the Common Stock of a Single Reference Stock Issuer
                            Senior Global Medium-Term Notes, Series C

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the product prospectus supplement dated March 6, 2007 and the prospectus supplement dated February 28, 2007.

General: This pricing supplement relates to nineteen (19) separate Reverse Convertible Notes ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Seventeen of the Notes mature on March 31, 2008 and are referred to herein as "Twelve Month Notes" and two of the Notes mature on September 28, 2007 and are referred to herein as "Six Month Notes." If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Pricing Date:                 March 27, 2007

Issuance Date:                March 30, 2007

Valuation Date for Twelve     March 26, 2008
Month Notes:

Valuation Date for Six        September 25, 2007
Month Notes:

Maturity Date for Twelve      March 31, 2008
Month Notes:

Maturity Date for Six         September 28, 2007
Month Notes:

Deposit Currency              U.S. Dollars

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Reference Stock:

   RevCon    Principal    Reference Stock                   Ticker    Coupon     Barrier    Term     Monitoring Method       CUSIP
   ------    ---------    ---------------                   ------    ------     -------    ----     -----------------       -----
    No.       Amount                                                   Rate      Price
    ---       ------                                                   ----      -----
    26                    Washington Mutual, Inc.             WM       8.15%     80%     12 month   Close of Trading Day   78008EEF0

    27                    Texas Instruments Incorporated     TXN       8.50%     80%     12 month   Close of Trading Day   78008EEG8

    28                    Intel Corporation                  INTC      8.00%     80%     12 month   Close of Trading Day   78008EEH6

    29                    Parallel Petroleum Corporation     PLLL     13.00%     80%     12 month   Close of Trading Day   78008EEJ2

    30                    Broadcom Corporation               BRCM     12.60%     70%     12 month   Close of Trading Day   78008EEK9

    31                    Micron Technology, Inc.             MU      10.75%     80%     12 month   Close of Trading Day   78008EEL7

    32                    Oracle Corporation                 ORCL      8.10%     80%     12 month   Close of Trading Day   78008EEM5

    33                    Dynergy Inc.                        DYN      9.50%     80%      6 month   Close of Trading Day   78008EEN3

    34                    EOG Resources, Inc.                 EOG      9.50%     80%     12 month   Close of Trading Day   78008EEP8

    35                    Komag, Incorporated                KOMG     12.00%     70%     12 month   Close of Trading Day   78008EEQ6

    37                    General Motors Corporation          GM      12.75%     65%      6 month   Close of Trading Day   78008EES2

    38                    Suncor Energy, Inc.                 SU      10.20%     80%     12 month   Close of Trading Day   78008EET0

    39                    Alcan Inc.                          AL       9.00%     70%     12 month   Close of Trading Day   78008EEU7

    40                    ConocoPhillips                      COP      9.00%     80%     12 month   Close of Trading Day   78008EEV5

    41                    Apple, Inc.                        AAPL     10.75%     70%     12 month   Close of Trading Day   78008EEW3

    42                    The First Marblehead Corporation    FMD     10.15%     80%     12 month   Close of Trading Day   78008EEX1

    43                    Southern Copper Corporation         PCU     14.50%     80%     12 month   Close of Trading Day   78008EEY9

    44                    Thornburg Mortgage, Inc.            TMA     11.40%     80%     12 month   Close of Trading Day   78008EEZ6

    45                    Overstock.com, Inc.                OSTK     19.15%     50%     12 month   Close of Trading Day   78008EFA0

Coupon Payment Dates for      June 29, 2007, September 28, 2007, December 31,
Twelve Month Notes:           2007 and March 31, 2008

Coupon Payment Dates for      June 29, 2007 and September 28, 2007
Six Month Notes:

Term:                         As set forth above

Initial Share Price:          The closing price of the Reference Stock on the
                              Pricing Date

Final Share Price:            The closing price of the Reference Stock on the
                              Valuation Date

Payment at Maturity (if       For each $1,000 principal amount of the Notes, the
held to maturity):            investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i) the Final Stock Price is less than the Initial Stock Price; and

                              (ii)      (a) for notes subject to Intra-Day
                                        Monitoring, at any time during the
                                        Monitoring Period, the trading price of
                                        the Reference Stock is less than the
                                        Barrier Price, or

                                        (b) for notes subject to Close of
                                        Trading Day Monitoring, on any day
                                        during the Monitoring Period, the
                                        closing price of the Reference Stock is
                                        less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            As set forth above

Physical Delivery             For each $1,000 principal amount, a number of
Amount:                       shares of the Reference Stock equal to the
                              principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC; global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note:                  captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated March
                              6, 2007.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated March 6, 2007 and "Selected Risk Considerations" beginning on page P-8 of this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

                                                                  Proceeds to Royal Bank of
                   Price to Public       Agent's Commission                Canada
                   ---------------       ------------------                ------
Per Note                100%                    []%                          []%
Total                   $[]                    $[]                          $[]

                         RBC Capital Markets Corporation
                                  March , 2007

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated March 6, 2007, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated March 6, 2007, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o        Prospectus dated January 5, 2007:
         http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025
         /o34295e424b3.htm

o        Prospectus Supplement dated February 28, 2007:
         http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285
         /o35030e424b3.htm

o        Product Prospectus Supplement dated March 6, 2007:
         http://www.sec.gov/Archives/edgar/data/1000275/000090956707000342
         /o35159e424b3.htm

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.



Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.


                                  If the closing market    If the closing market
                                       price of the             price of the
                                     Reference Stock       Reference Stock falls
                                   does not fall below       below the Barrier
                                  the Barrier Price on       Price on any day        Hypothetical
                                   any day during the           during the             Physical
                                   Monitoring Period:       Monitoring Period:         Delivery      Hypothetical
                                                                                       Amount as     Cash Delivery
      Hypothetical Final               Hypothetical            Hypothetical            Number of       Amount as
  Share Price as Percentage        Payment at Maturity      Payment at Maturity      Shares of the   Percentage of
             of                     as Percentage of         as Percentage of         Reference      Initial Share
     Initial Share Price            Principal Amount         Principal Amount           Stock            Price
     -------------------            ----------------         ----------------           -----            -----

            200.00%                       100.00%                  100.00%                n/a              n/a
            175.00%                       100.00%                  100.00%                n/a              n/a
            150.00%                       100.00%                  100.00%                n/a              n/a
            125.00%                       100.00%                  100.00%                n/a              n/a
            100.00%                       100.00%                  100.00%                n/a              n/a
             95.00%                       100.00%             Physical or Cash            10              95.00%
                                                              Delivery Amount
             90.00%                       100.00%             Physical or Cash            10              90.00%
                                                              Delivery Amount
             85.00%                       100.00%             Physical or Cash            10              85.00%
                                                              Delivery Amount
             80.00%                       100.00%             Physical or Cash            10              80.00%
                                                              Delivery Amount
             79.50%                         n/a               Physical or Cash            10              79.50%
                                                              Delivery Amount
             50.00%                         n/a               Physical or Cash            10              50.00%
                                                              Delivery Amount
             25.00%                         n/a               Physical or Cash            10              25.00%
                                                              Delivery Amount
              0.00%                         n/a               Physical or Cash            10              0.00%
                                                              Delivery Amount


The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated March 6, 2007.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated March 6, 2007.



Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated March 6, 2007. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated March 6, 2007.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o        Certain U.S. Federal Income Tax Considerations:

         o RevCon No. 26 (WM): [ ]% of each stated interest payment (8.15% in total) will be treated as an interest payment and [ ]% of each stated interest payment (8.15% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

         o RevCon No. 27 (TXN): [ ]% of each stated interest payment (8.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (8.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

         o RevCon No. 28 (INTC): [ ]% of each stated interest payment (8.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (8.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

         o RevCon No. 29 (PLLL): [ ]% of each stated interest payment (13.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

         o RevCon No. 30 (BRCM): [ ]% of each stated interest payment (12.60% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.60% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

         o RevCon No. 31 (MU): [ ]% of each stated interest payment (10.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

         o RevCon No. 32 (ORCL): [ ]% of each stated interest payment (8.10% in total) will be treated as an interest payment and [ ]% of each stated interest payment (8.10% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

         o RevCon No. 33 (DYN): [ ]% of each stated interest payment (9.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (9.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

         o RevCon No. 34 (EOG): [ ]% of each stated interest payment (9.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (9.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

         o RevCon No. 35 (KOMG): [ ]% of each stated interest payment (12.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

         o RevCon No. 37 (GM): [ ]% of each stated interest payment (12.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

         o RevCon No. 38 (SU): [ ]% of each stated interest payment (10.20% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.20% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

         o RevCon No. 39 (AL): [ ]% of each stated interest payment (9.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (9.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

         o RevCon No. 40 (COP): [ ]% of each stated interest payment (9.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (9.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

         o RevCon No. 41 (AAPL): [ ]% of each stated interest payment (10.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

         o RevCon No. 42 (FMD): [ ]% of each stated interest payment (10.15% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.15% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

         o RevCon No. 43 (PCU): [ ]% of each stated interest payment (14.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

         o RevCon No. 44 (TMA): [ ]% of each stated interest payment (11.40% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.40% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

         o RevCon No. 45 (OSTK): [ ]% of each stated interest payment (19.15% in total) will be treated as an interest payment and [ ]% of each stated interest payment (19.15% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated March 6, 2007.

Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated March 6, 2007. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated March 6, 2007, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o Certain Built-In Costs Are Likely to Adversely Affect the Value of the Notes Prior to Maturity -- While the payment at maturity described in this pricing supplement is based on the full principal amount of your Notes, the original issue price of the Notes includes the agent's commission and the cost of hedging our obligations under the Notes through one or more of our affiliates. As a result, the price, if any, at which RBC Capital Markets Corporation and other affiliates of Royal Bank of Canada will be willing to purchase Notes from you in secondary market transactions will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.



Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

o Washington Mutual, Inc.: The common stock of Washington Mutual, Inc. is traded on the New York Stock Exchange under the symbol "WM." According to publicly available information, Washington Mutual, Inc. is a financial services company that provides a diversified line of products and services to consumers and small to mid-sized businesses. The Company offers consumer banking, mortgage lending, commercial banking, and consumer finance throughout the United States. Washington Mutual also markets annuities and other insurance products. Information filed with the SEC by Washington Mutual, Inc. under the Exchange Act can be located by referencing its SEC file number: 001-14667.

o Texas Instruments Incorporated: The common stock of Texas Instruments Incorporated is traded on the New York Stock Exchange under the symbol "TXN." According to publicly available information, Texas Instruments Incorporated is a global semiconductor company that designs and supplies digital signal processing and analog technologies. The Company also operates materials and controls, and educational and productivity solutions businesses. Texas Instruments has manufacturing or sales operations in countries around the world. Information filed with the SEC by Texas Instruments Incorporated under the Exchange Act can be located by referencing its SEC file number: 001-03761.

o Intel Corporation: The common stock of Intel Corporation is traded on the NASDAQ Stock Market under the symbol "INTC." According to publicly available information, Intel Corporation designs, manufactures, and sells computer components and related products. The Company's major products include microprocessors, chipsets, embedded processors and microcontrollers, flash memory products, graphics products, network and communications products, systems management software, conferencing products, and digital imaging products. Information filed with the SEC by Intel Corporation under the Exchange Act can be located by referencing its SEC file number: 000-06217.

o Parallel Petroleum Corporation: The common stock of Parallel Petroleum Corporation is traded on the NASDAQ Stock Market under the symbol "PLLL." According to publicly available information, Parallel Petroleum Corporation explores for and produces oil and natural gas. The Company operates in the onshore gulf coast area of south Texas and the Permian Basin of west Texas. Information filed with the SEC by Parallel Petroleum Corporation under the Exchange Act can be located by referencing its SEC file number: 000-13305.

o Broadcom Corporation: The common stock of Broadcom Corporation is traded on the NASDAQ Stock Market under the symbol "BRCM." According to publicly available information, Broadcom Corporation provides integrated silicon solutions that enable broadband digital data transmission of voice, data, and video content to the home and within the business enterprise. The Company designs, develops, and supplies integrated circuits for cable set-top boxes, cable modems, high-speed networking, direct satellite and digital broadcast, and digital subscriber line. Information filed with the SEC by Broadcom Corporation under the Exchange Act can be located by referencing its SEC file number: 000-23993.

o Micron Technology, Inc.: The common stock of Micron Technology, Inc. is traded on the New York Stock Exchange under the symbol "MU." According to publicly available information, Micron Technology, Inc., through its subsidiaries, manufactures and markets dynamic random access memory chips (DRAMs), very fast static random access memory chips (SRAMs), Flash Memory, other semiconductor components, and memory modules. Information filed with the SEC by Micron Technology, Inc. under the Exchange Act can be located by referencing its SEC file number:
         001-10658.

o Oracle Corporation: The common stock of Oracle Corporation is traded on the NASDAQ Stock Market under the symbol "ORCL." According to publicly available information, Oracle Corporation supplies software for enterprise information management. The Company offers databases and relational servers, application development and decision support tools, and enterprise business applications. Oracle's software runs on network computers, personal digital assistants, set-top devices, PCs, workstations, minicomputers, mainframes, and massively parallel computers. Information filed with the SEC by Oracle Corporation under the Exchange Act can be located by referencing its SEC file number:
         000-14376.

o Dynergy Inc.: The common stock of Dynergy Inc. is traded on the New York Stock Exchange under the symbol "DYN." According to publicly available information, Dynegy Inc. provides electricity to markets and customers throughout the United States. The Company's power generation facilities consists of baseload, intermediate and peaking power plants fueled by a mix of coal, fuel oil and natural gas. Information filed with the SEC by Dynergy Inc. under the Exchange Act can be located by referencing its SEC file number: 001-15659.

o EOG Resources, Inc.: The common stock of EOG Resources, Inc. is traded on the New York Stock Exchange under the symbol "EOG." According to publicly available information, EOG Resources, Inc. is an oil and gas company with a prospect portfolio and a three dimensional seismic program in place. The Company is active in Wyoming, New Mexico, Texas, California, and the Gulf of Mexico in the United States, as well as in Canada. EOG is also pursuing development activities in Trinidad. Information filed with the SEC by EOG Resources, Inc. under the Exchange Act can be located by referencing its SEC file number:
         001-09743.

o Komag, Incorporated: The common stock of Komag, Incorporated is traded on the NASDAQ Stock Market under the symbol "KOMG." According to publicly available information, Komag, Incorporated supplies thin-film disks, the primary storage medium for digital data in computers and consumer appliances. The Company sells its media primarily to independent original equipment manufacturer disk drive manufacturers who incorporate them into their products. Information filed with the SEC by Komag, Incorporated under the Exchange Act can be located by referencing its SEC file number: 000-16852.

o General Motors Corporation: The common stock of General Motors Corporation is traded on the New York Stock Exchange under the symbol "GM." According to publicly available information, General Motors Corporation manufactures and sells vehicles worldwide under various brand names. The Company also has financing and insurance operations. In addition, General Motors produces products and provides services in other industries, such as wireless communications. Information filed with the SEC by General Motors Corporation under the Exchange Act can be located by referencing its SEC file number: 001-00043.

o Suncor Energy, Inc.: The common stock of Suncor Energy, Inc. is traded on the New York Stock Exchange under the symbol "SU." According to publicly available information, Suncor Energy, Inc. is a integrated energy company focused on developing the Athabasca oil sands basin. The Company extracts and upgrades oil sands into refinery feedstock and diesel fuel, explores for, develops and produces natural gas, refines crude oil and markets a range of petroleum and petrochemical products, and operates crude oil pipelines and retail petroleum stations. Information filed with the SEC by Suncor Energy, Inc. under the Exchange Act can be located by referencing its SEC file number:
         001-12384.

o Alcan Inc.: The common stock of Alcan Inc. is traded on the New York Stock Exchange under the symbol "AL." According to publicly available information, Alcan Inc. is a multinational company involved in all aspects of the aluminum industry. The Company also produces flexible and specialty packaging for a wide range of businesses located around the world. Alcan's aluminum operations include smelting, rolled products, extrusion, casting, can sheet, cable, light gauge, and recycling. Information filed with the SEC by Alcan Inc. under the Exchange Act can be located by referencing its SEC file number:
         001-03677.

o ConocoPhillips: The common stock of ConocoPhillips is traded on the New York Stock Exchange under the symbol "COP." According to publicly available information, ConocoPhillips is an international, integrated energy company which operates in several business segments. The Company explores for and produces petroleum, and refines, markets, supplies, and transports petroleum. ConocoPhillips also gathers and processes natural gas, and produces and distributes chemicals and plastics. Information filed with the SEC by ConocoPhillips under the Exchange Act can be located by referencing its SEC file number: 001-32395.

o Apple, Inc.: The common stock of Apple, Inc. is traded on the NASDAQ Stock Market under the symbol "AAPL." According to publicly available information, Apple, Inc. designs, manufactures, and markets personal computers and related personal computing and communicating solutions. The Company's products are sold primarily to education, creative, consumer, and business customers. Apple provides its proprietary desktop and notebook computers, operating system, applications, music players, and online music store. Information filed with the SEC by Apple, Inc. under the Exchange Act can be located by referencing its SEC file number: 000-10030.

o The First Marblehead Corporation: The common stock of The First Marblehead Corporation is traded on the New York Stock Exchange under the symbol "FMD." According to publicly available information, The First Marblehead Corporation provides outsourcing services for private education lending in the United States. The Company receives fees for the services it provides in connection with processing and securitizing loans. First Marblehead focuses primarily on loan programs for undergraduate, graduate, and professional education. Information filed with the SEC by The First Marblehead Corporation under the Exchange Act can be located by referencing its SEC file number: 001-31825.

o Southern Copper Corporation: The common stock of Southern Copper Corporation is traded on the New York Stock Exchange under the symbol "PCU." According to publicly available information, Southern Copper Corporation conducts mining operations in Peru and Mexico. The Company owns and operates open pit mines and metallurgical complexes that produce copper, molybdenum, zinc, and precious metals. Information filed with the SEC by Southern Copper Corporation under the Exchange Act can be located by referencing its SEC file number: 001-14066.

o        Thornburg Mortgage, Inc.: The common stock of Thornburg Mortgage, Inc.
         is traded on the New York Stock Exchange under the symbol "TMA." According to publicly available information, Thornburg Mortgage, Inc. is a mortgage portfolio lending institution that invests in a portfolio of highly-rated adjustable-rate mortgage (ARM) securities and high-quality ARM loans. The Company generates income both from its direct investment in these assets and the difference between the yield on its assets and costs of its borrowings. Information filed with the SEC by Thornburg Mortgage, Inc. under the Exchange Act can be located by referencing its SEC file number: 001-11914.

o Overstock.com, Inc.: The common stock of Overstock.com, Inc. is traded on the NASDAQ Stock Market under the symbol "OSTK." According to publicly available information, Overstock.com, Inc. offers discounted brand-name merchandise for sale over the Internet. Products include bed-and-bath goods, kitchenware, jewelry, sporting goods, electronics, and designer accessories. Information filed with the SEC by Overstock.com, Inc. under the Exchange Act can be located by referencing its SEC file number: 000-49799.



Historical Information

The graph beginning on the third page from this point set forth the historical performances of the common stocks of Washington Mutual, Inc., Texas Instruments Incorporated, Intel Corporation, Parallel Petroleum Corporation, Broadcom Corporation, Micron Technology, Inc., Oracle Corporation, Dynergy Inc., EOG Resources, Inc., Komag, Incorporated, General Motors Corporation, Suncor Energy, Inc., Alcan Inc., ConocoPhillips, Apple, Inc., The First Marblehead Corporation, Southern Copper Corporation, Thornburg Mortgage, Inc. and Overstock.com, Inc. In addition, below the graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each common stock. The information provided in this table is for the four calendar quarters in each of 2003, 2004, 2005 and 2006, as well as for the period from January 1, 2007 through March 9, 2007.

The market prices of the common stocks of Washington Mutual, Inc., Texas Instruments Incorporated, Intel Corporation, Parallel Petroleum Corporation, Broadcom Corporation, Micron Technology, Inc., Oracle Corporation, Dynergy Inc., EOG Resources, Inc., Komag, Incorporated, General Motors Corporation, Suncor Energy, Inc., Alcan Inc., ConocoPhillips, Apple, Inc., The First Marblehead Corporation, Southern Copper Corporation, Thornburg Mortgage, Inc. and Overstock.com, Inc. on March 9, 2007 were as follows:

Washington Mutual, Inc.: $42.02

Texas Instruments Incorporated: $32.46

Intel Corporation: $19.10

Parallel Petroleum Corporation: $22.05

Broadcom Corporation: $33.66

Micron Technology, Inc.: $11.42

Oracle Corporation: $16.63

Dynergy Inc.: $8.58

EOG Resources, Inc.: $66.91

Komag, Incorporated: $31.97

General Motors Corporation: $30.99

Suncor Energy, Inc.: $70.64

Alcan Inc.: $53.59

ConocoPhillips: $67.80

Apple, Inc.: $87.97

The First Marblehead Corporation: $44.70

Southern Copper Corporation: $69.09

Thornburg Mortgage, Inc.: $25.18

Overstock.com, Inc.: $17.51

We obtained the information regarding the market prices of each common stock below from Bloomberg Financial Markets.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets. The historical performance of the common stock of Washington Mutual, Inc., Texas Instruments Incorporated, Intel Corporation, Parallel Petroleum Corporation, Broadcom Corporation, Micron Technology, Inc., Oracle Corporation, Dynergy Inc., EOG Resources, Inc., Komag, Incorporated, General Motors Corporation, Suncor Energy, Inc., Alcan Inc., ConocoPhillips, Apple, Inc., The First Marblehead Corporation, Southern Copper Corporation, Thornburg Mortgage, Inc. and Overstock.com, Inc. should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each common stock on the Valuation Date. We cannot give you assurance that the performance of each common stock will result in any return in addition to your initial investment.

                          Washington Mutual, Inc. (WM)
                                12/9/98 - 3/9/07
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day              Period-End
                                               Pricing of the           Pricing of the          Closing Price of
   Period-Start           Period-End          Underlying Stock         Underlying Stock          the Underlying
       Date                  Date                  in ($)                  in ($)                Stock in ($)
       ----                  ----                  ------                  -----                 ------------
     1/1/2003             3/31/2003                36.95                   32.40                    35.27
     4/1/2003             6/30/2003                43.99                   35.05                    41.30
     7/1/2003             9/30/2003                42.95                   36.84                    39.37
    10/1/2003            12/31/2003                46.85                   38.05                    40.12

     1/1/2004             3/31/2004                45.47                   39.49                    42.71
     4/1/2004             6/30/2004                44.70                   37.40                    38.64
     7/1/2004             9/30/2004                40.40                   37.55                    39.08
    10/1/2004            12/31/2004                42.50                   37.53                    42.28

     1/1/2005             3/31/2005                42.80                   38.74                    39.50
     4/1/2005             6/30/2005                42.95                   37.75                    40.69
     7/1/2005             9/30/2005                43.90                   39.12                    39.22
    10/1/2005            12/30/2005                45.04                   36.64                    43.50

     1/1/2006             3/31/2006                45.57                   41.57                    42.62
     4/1/2006             6/30/2006                46.94                   42.44                    45.58
     7/1/2006             9/29/2006                46.79                   41.03                    43.47
    10/1/2006            12/29/2006                46.38                   42.03                    45.49

     1/1/2007             3/9/2007                 46.02                   41.09                    42.02

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Texas Instruments Incorporated (TXN)
                                 3/5/97 - 3/9/07
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day              Period-End
                                               Pricing of the           Pricing of the          Closing Price of
   Period-Start           Period-End          Underlying Stock         Underlying Stock          the Underlying
       Date                  Date                  in ($)                  in ($)                Stock in ($)
       ----                  ----                  ------                  -----                 ------------
     1/1/2003             3/31/2003                18.75                   13.90                    16.37
     4/1/2003             6/30/2003                21.98                   16.05                    17.60
     7/1/2003             9/30/2003                26.10                   17.21                    22.80
    10/1/2003            12/31/2003                31.25                   22.87                    29.38

     1/1/2004             3/31/2004                33.98                   26.80                    29.22
     4/1/2004             6/30/2004                30.98                   22.94                    24.18
     7/1/2004             9/30/2004                24.08                   18.06                    21.28
    10/1/2004            12/31/2004                25.79                   20.56                    24.62

     1/1/2005             3/31/2005                27.78                   20.70                    25.49
     4/1/2005             6/30/2005                29.18                   22.51                    28.07
     7/1/2005             9/30/2005                34.50                   27.89                    33.90
    10/1/2005            12/30/2005                34.68                   27.18                    32.07

     1/1/2006             3/31/2006                34.66                   28.72                    32.47
     4/1/2006             6/30/2006                36.40                   28.53                    30.29
     7/1/2006             9/29/2006                34.00                   26.77                    33.25
    10/1/2006            12/29/2006                33.58                   28.34                    28.80

     1/1/2007             3/9/2007                 32.73                   28.24                    32.46

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Intel Corporation (INTC)
                                 3/5/97 - 3/9/07
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day               Period-End
                                               Pricing of the           Pricing of the           Closing Price of
   Period-Start           Period-End          Underlying Stock         Underlying Stock           the Underlying
       Date                  Date                  in ($)                  in ($)                 Stock in ($)
       ----                  ----                  ------                  -----                  ------------
     1/1/2003             3/31/2003                19.01                   14.88                    16.28
     4/1/2003             6/30/2003                22.91                   16.28                    20.78
     7/1/2003             9/30/2003                29.38                   20.51                    27.51
    10/1/2003            12/31/2003                34.50                   27.59                    32.20

     1/1/2004             3/31/2004                34.60                   26.03                    27.20
     4/1/2004             6/30/2004                29.01                   25.61                    27.60
     7/1/2004             9/30/2004                27.48                   19.64                    20.06
    10/1/2004            12/31/2004                24.99                   20.22                    23.39

     1/1/2005             3/31/2005                25.47                   21.89                    23.23
     4/1/2005             6/30/2005                27.75                   21.94                    26.06
     7/1/2005             9/30/2005                28.84                   23.82                    24.65
    10/1/2005            12/30/2005                27.49                   22.53                    24.96

     1/1/2006             3/31/2006                26.63                   19.31                    19.46
     4/1/2006             6/30/2006                20.27                   16.75                    18.95
     7/1/2006             9/29/2006                20.95                   16.93                    20.57
    10/1/2006            12/29/2006                22.41                   20.04                    20.25

     1/1/2007             3/9/2007                 22.30                   18.90                    19.10

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Parallel Petroleum Corporation (PLLL)
                                 3/5/97 - 3/9/07
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day               Period-End
                                               Pricing of the           Pricing of the           Closing Price of
   Period-Start           Period-End          Underlying Stock         Underlying Stock           the Underlying
       Date                  Date                  in ($)                  in ($)                 Stock in ($)
       ----                  ----                  ------                  -----                  ------------
     1/1/2003             3/31/2003                 3.10                    2.51                     2.65
     4/1/2003             6/30/2003                 4.03                    2.41                     3.81
     7/1/2003             9/30/2003                 3.86                    3.15                     3.32
    10/1/2003            12/31/2003                 4.49                    3.19                     4.35

     1/1/2004             3/31/2004                 4.75                    3.50                     4.48
     4/1/2004             6/30/2004                 5.50                    3.80                     5.07
     7/1/2004             9/30/2004                 5.75                    4.26                     4.76
    10/1/2004            12/31/2004                 5.67                    4.76                     5.40

     1/1/2005             3/31/2005                 7.99                    5.00                     7.35
     4/1/2005             6/30/2005                 9.14                    6.11                     8.85
     7/1/2005             9/30/2005                14.35                    8.05                    14.00
    10/1/2005            12/30/2005                18.84                   10.76                    17.01

     1/1/2006             3/31/2006                21.95                   15.42                    18.45
     4/1/2006             6/30/2006                26.27                   18.33                    24.71
     7/1/2006             9/29/2006                27.41                   18.47                    20.06
    10/1/2006            12/29/2006                21.75                   15.64                    17.57

     1/1/2007             3/9/2007                 22.62                   15.62                    22.05

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Broadcom Corporation (BRCM)
                                4/17/98 - 3/9/07
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day               Period-End
                                               Pricing of the           Pricing of the           Closing Price of
   Period-Start           Period-End          Underlying Stock         Underlying Stock           the Underlying
       Date                  Date                  in ($)                  in ($)                 Stock in ($)
       ----                  ----                  ------                  -----                  ------------
     1/1/2003             3/31/2003                13.56                    8.13                     8.23
     4/1/2003             6/30/2003                18.82                    7.90                    16.60
     7/1/2003             9/30/2003                19.97                   13.20                    17.74
    10/1/2003            12/31/2003                25.10                   17.50                    22.72

     1/1/2004             3/31/2004                30.00                   22.72                    26.11
     4/1/2004             6/30/2004                31.36                   24.34                    31.18
     7/1/2004             9/30/2004                31.16                   16.83                    18.19
    10/1/2004            12/31/2004                22.99                   17.07                    21.52

     1/1/2005             3/31/2005                22.70                   19.40                    19.94
     4/1/2005             6/30/2005                25.66                   18.25                    23.67
     7/1/2005             9/30/2005                31.41                   23.77                    31.27
    10/1/2005            12/30/2005                33.28                   26.38                    31.43

     1/1/2006             3/31/2006                50.00                   30.96                    43.16
     4/1/2006             6/30/2006                46.97                   28.72                    30.05
     7/1/2006             9/29/2006                31.27                   21.98                    30.34
    10/1/2006            12/29/2006                37.47                   26.81                    32.31

     1/1/2007             3/9/2007                 37.05                   29.27                    33.66

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Micron Technology (MU)
                                 3/5/97 - 3/9/07
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day               Period-End
                                               Pricing of the           Pricing of the           Closing Price of
   Period-Start           Period-End          Underlying Stock         Underlying Stock           the Underlying
       Date                  Date                  in ($)                  in ($)                 Stock in ($)
       ----                  ----                  ------                  -----                  ------------
     1/1/2003             3/31/2003                11.05                    6.60                     8.14
     4/1/2003             6/30/2003                13.89                    8.01                    11.63
     7/1/2003             9/30/2003                15.55                   11.33                    13.42
    10/1/2003            12/31/2003                15.08                   11.30                    13.47

     1/1/2004             3/31/2004                17.02                   13.64                    16.71
     4/1/2004             6/30/2004                18.25                   13.21                    15.31
     7/1/2004             9/30/2004                15.30                   10.89                    12.03
    10/1/2004            12/31/2004                12.81                   10.95                    12.35

     1/1/2005             3/31/2005                12.42                   10.04                    10.34
     4/1/2005             6/30/2005                11.17                    9.32                    10.21
     7/1/2005             9/30/2005                13.46                   10.11                    13.30
    10/1/2005            12/30/2005                14.82                   12.37                    13.31

     1/1/2006             3/31/2006                17.15                   13.36                    14.72
     4/1/2006             6/30/2006                17.49                   14.80                    15.06
     7/1/2006             9/29/2006                18.65                   14.00                    17.40
    10/1/2006            12/29/2006                18.15                   13.12                    13.96

     1/1/2007             3/9/2007                 14.31                   11.27                    11.42

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Oracle Corporation (ORCL)
                                 3/5/97 - 3/9/07
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day               Period-End
                                               Pricing of the           Pricing of the           Closing Price of
   Period-Start           Period-End          Underlying Stock         Underlying Stock           the Underlying
       Date                  Date                  in ($)                  in ($)                 Stock in ($)
       ----                  ----                  ------                  -----                  ------------
     1/1/2003             3/31/2003                13.36                   10.64                    10.84
     4/1/2003             6/30/2003                14.00                   10.65                    12.02
     7/1/2003             9/30/2003                14.03                   11.17                    11.22
    10/1/2003            12/31/2003                13.43                   11.34                    13.20

     1/1/2004             3/31/2004                15.51                   11.15                    12.01
     4/1/2004             6/30/2004                12.86                   10.85                    11.93
     7/1/2004             9/30/2004                11.96                    9.78                    11.28
    10/1/2004            12/31/2004                14.87                   11.51                    13.72

     1/1/2005             3/31/2005                14.01                   12.23                    12.48
     4/1/2005             6/30/2005                13.79                   11.25                    13.20
     7/1/2005             9/30/2005                14.11                   12.00                    12.39
    10/1/2005            12/30/2005                13.04                   11.74                    12.21

     1/1/2006             3/31/2006                14.00                   12.06                    13.69
     4/1/2006             6/30/2006                15.21                   13.07                    14.49
     7/1/2006             9/29/2006                18.24                   13.77                    17.74
    10/1/2006            12/29/2006                19.75                   16.93                    17.14

     1/1/2007             3/9/2007                 17.98                   15.97                    16.63

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Dynergy Inc. (DYN)
                                 3/5/97 - 3/9/07
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day               Period-End
                                               Pricing of the           Pricing of the           Closing Price of
   Period-Start           Period-End          Underlying Stock         Underlying Stock           the Underlying
       Date                  Date                  in ($)                  in ($)                 Stock in ($)
       ----                  ----                  ------                  -----                  ------------
     1/1/2003             3/31/2003                2.75                     1.13                     2.61
     4/1/2003             6/30/2003                5.33                     2.53                     4.20
     7/1/2003             9/30/2003                4.87                     2.81                     3.60
    10/1/2003            12/31/2003                4.43                     3.40                     4.28

     1/1/2004             3/31/2004                5.29                     3.40                     3.96
     4/1/2004             6/30/2004                4.50                     3.67                     4.26
     7/1/2004             9/30/2004                5.05                     3.92                     4.99
    10/1/2004            12/31/2004                6.09                     4.22                     4.62

     1/1/2005             3/31/2005                4.85                     3.52                     3.91
     4/1/2005             6/30/2005                5.14                     3.21                     4.86
     7/1/2005             9/30/2005                5.70                     4.29                     4.71
    10/1/2005            12/30/2005                5.13                     4.06                     4.84

     1/1/2006             3/31/2006                5.80                     4.53                     4.80
     4/1/2006             6/30/2006                5.61                     4.50                     5.47
     7/1/2006             9/29/2006                6.38                     5.01                     5.54
    10/1/2006            12/29/2006                7.32                     5.35                     7.24

     1/1/2007             3/9/2007                 8.81                     6.47                     8.58

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            EOG Resources, Inc. (EOG)
                                 3/5/97 - 3/9/07
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day               Period-End
                                               Pricing of the           Pricing of the           Closing Price of
   Period-Start           Period-End          Underlying Stock         Underlying Stock           the Underlying
       Date                  Date                  in ($)                  in ($)                 Stock in ($)
       ----                  ----                  ------                  -----                  ------------
     1/1/2003             3/31/2003                21.41                   17.85                    19.78
     4/1/2003             6/30/2003                22.78                   18.29                    20.92
     7/1/2003             9/30/2003                21.43                   18.85                    20.87
    10/1/2003            12/31/2003                23.76                   20.42                    23.08

     1/1/2004             3/31/2004                23.72                   21.22                    22.94
     4/1/2004             6/30/2004                30.90                   22.66                    29.85
     7/1/2004             9/30/2004                33.43                   27.60                    32.92
    10/1/2004            12/31/2004                38.25                   32.07                    35.68

     1/1/2005             3/31/2005                48.84                   32.09                    48.74
     4/1/2005             6/30/2005                57.94                   42.85                    56.80
     7/1/2005             9/30/2005                76.82                   57.50                    74.90
    10/1/2005            12/30/2005                81.96                   60.00                    73.37

     1/1/2006             3/31/2006                86.91                   64.12                    72.00
     4/1/2006             6/30/2006                79.22                   56.32                    69.34
     7/1/2006             9/29/2006                75.54                   58.46                    65.05
    10/1/2006            12/29/2006                72.27                   59.88                    62.45

     1/1/2007             3/9/2007                 69.95                   59.21                    66.91

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Komag, Incorporated (KOMG)
                                2/25/03 - 3/9/07
                                [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day               Period-End
                                               Pricing of the           Pricing of the           Closing Price of
   Period-Start           Period-End          Underlying Stock         Underlying Stock           the Underlying
       Date                  Date                  in ($)                  in ($)                 Stock in ($)
       ----                  ----                  ------                  -----                  ------------
     1/1/2003             3/31/2003                 7.54                    5.51                     7.27
     4/1/2003             6/30/2003                12.60                    7.11                    11.83
     7/1/2003             9/30/2003                18.17                   10.88                    17.52
    10/1/2003            12/31/2003                21.00                   13.07                    14.63

     1/1/2004             3/31/2004                24.57                   14.47                    18.40
     4/1/2004             6/30/2004                20.50                   12.35                    13.97
     7/1/2004             9/30/2004                14.10                    9.42                    13.90
    10/1/2004            12/31/2004                19.90                   13.61                    18.78

     1/1/2005             3/31/2005                23.65                   17.20                    22.35
     4/1/2005             6/30/2005                33.11                   19.54                    28.37
     7/1/2005             9/30/2005                40.50                   27.70                    31.96
    10/1/2005            12/30/2005                37.74                   24.49                    34.66

     1/1/2006             3/31/2006                54.98                   33.50                    47.60
     4/1/2006             6/30/2006                49.60                   39.16                    46.18
     7/1/2006             9/29/2006                47.84                   30.18                    31.96
    10/1/2006            12/29/2006                41.17                   31.41                    37.88

     1/1/2007             3/9/2007                 37.83                   31.62                    31.97

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         General Motors Corporation (GM)
                                 3/5/97 - 3/9/07
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day               Period-End
                                               Pricing of the           Pricing of the           Closing Price of
   Period-Start           Period-End          Underlying Stock         Underlying Stock           the Underlying
       Date                  Date                  in ($)                  in ($)                 Stock in ($)
       ----                  ----                  ------                  -----                  ------------
     1/1/2003             3/31/2003                41.12                   29.75                    33.62
     4/1/2003             6/30/2003                39.35                   32.84                    36.00
     7/1/2003             9/30/2003                43.23                   35.00                    40.93
    10/1/2003            12/31/2003                54.37                   40.04                    53.40

     1/1/2004             3/31/2004                55.55                   44.72                    47.10
     4/1/2004             6/30/2004                50.04                   42.88                    46.59
     7/1/2004             9/30/2004                46.93                   40.53                    42.48
    10/1/2004            12/31/2004                43.29                   36.90                    40.06

     1/1/2005             3/31/2005                40.77                   28.00                    29.39
     4/1/2005             6/30/2005                36.64                   24.68                    34.00
     7/1/2005             9/30/2005                37.69                   30.21                    30.61
    10/1/2005            12/30/2005                31.50                   18.34                    19.42

     1/1/2006             3/31/2006                24.59                   18.47                    21.27
     4/1/2006             6/30/2006                30.42                   19.00                    29.79
     7/1/2006             9/29/2006                33.62                   27.12                    33.26
    10/1/2006            12/29/2006                36.54                   28.49                    30.72

     1/1/2007             3/9/2007                 37.24                   29.10                    30.99

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Suncor Energy, Inc. (SU)
                                4/18/97 - 3/9/07
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day               Period-End
                                               Pricing of the           Pricing of the           Closing Price of
   Period-Start           Period-End          Underlying Stock         Underlying Stock           the Underlying
       Date                  Date                  in ($)                  in ($)                 Stock in ($)
       ----                  ----                  ------                  -----                  ------------
     1/1/2003             3/31/2003                18.45                   15.32                    17.47
     4/1/2003             6/30/2003                19.68                   16.11                    18.75
     7/1/2003             9/30/2003                19.59                   17.86                    18.55
    10/1/2003            12/31/2003                25.42                   18.57                    25.06

     1/1/2004             3/31/2004                28.75                   24.68                    27.35
     4/1/2004             6/30/2004                28.08                   22.55                    25.61
     7/1/2004             9/30/2004                32.63                   24.92                    32.01
    10/1/2004            12/31/2004                36.15                   31.16                    35.40

     1/1/2005             3/31/2005                41.70                   31.33                    40.21
     4/1/2005             6/30/2005                48.95                   35.38                    47.32
     7/1/2005             9/30/2005                62.50                   47.40                    60.53
    10/1/2005            12/30/2005                66.00                   48.11                    63.13

     1/1/2006             3/31/2006                82.15                   64.00                    77.02
     4/1/2006             6/30/2006                89.86                   67.36                    81.01
     7/1/2006             9/29/2006                86.78                   63.77                    72.05
    10/1/2006            12/29/2006                82.08                   64.06                    78.91

     1/1/2007             3/9/2007                 77.35                   67.79                    70.64

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Alcan Inc. (AL)
                                 3/5/97 - 3/9/07
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day               Period-End
                                               Pricing of the           Pricing of the           Closing Price of
   Period-Start           Period-End          Underlying Stock         Underlying Stock           the Underlying
       Date                  Date                  in ($)                  in ($)                 Stock in ($)
       ----                  ----                  ------                  -----                  ------------
     1/1/2003             3/31/2003                28.70                   23.47                    24.95
     4/1/2003             6/30/2003                29.49                   24.23                    27.98
     7/1/2003             9/30/2003                35.62                   26.54                    34.21
    10/1/2003            12/31/2003                43.24                   34.26                    41.99

     1/1/2004             3/31/2004                44.11                   36.09                    40.05
     4/1/2004             6/30/2004                42.06                   32.93                    37.02
     7/1/2004             9/30/2004                42.86                   34.04                    42.75
    10/1/2004            12/31/2004                47.08                   40.90                    43.85

     1/1/2005             3/31/2005                44.22                   35.75                    37.92
     4/1/2005             6/30/2005                39.13                   28.75                    30.00
     7/1/2005             9/30/2005                36.78                   29.17                    31.73
    10/1/2005            12/30/2005                41.91                   29.49                    40.95

     1/1/2006             3/31/2006                51.42                   40.66                    45.73
     4/1/2006             6/30/2006                59.20                   41.56                    46.94
     7/1/2006             9/29/2006                48.50                   37.48                    39.87
    10/1/2006            12/29/2006                51.31                   38.32                    48.74

     1/1/2007             3/9/2007                 55.55                   44.25                    53.59

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              ConocoPhillips (COP)
                                 3/5/97 - 3/9/07
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day               Period-End
                                               Pricing of the           Pricing of the           Closing Price of
   Period-Start           Period-End          Underlying Stock         Underlying Stock           the Underlying
       Date                  Date                  in ($)                  in ($)                 Stock in ($)
       ----                  ----                  ------                  -----                  ------------
     1/1/2003             3/31/2003                26.92                   22.57                    26.80
     4/1/2003             6/30/2003                27.97                   24.83                    27.40
     7/1/2003             9/30/2003                28.57                   25.72                    27.37
    10/1/2003            12/31/2003                33.02                   27.36                    32.78

     1/1/2004             3/31/2004                35.74                   32.15                    34.90
     4/1/2004             6/30/2004                39.49                   34.29                    38.14
     7/1/2004             9/30/2004                41.67                   35.64                    41.42
    10/1/2004            12/31/2004                45.60                   40.74                    43.41

     1/1/2005             3/31/2005                56.98                   41.40                    53.92
     4/1/2005             6/30/2005                61.35                   47.55                    57.49
     7/1/2005             9/30/2005                71.48                   58.05                    69.91
    10/1/2005            12/30/2005                70.60                   57.06                    58.18

     1/1/2006             3/31/2006                66.24                   58.01                    63.15
     4/1/2006             6/30/2006                72.50                   57.66                    65.53
     7/1/2006             9/29/2006                70.75                   56.55                    59.53
    10/1/2006            12/29/2006                74.89                   54.90                    71.95

     1/1/2007             3/9/2007                 71.20                   61.59                    67.80

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Apple, Inc. (AAPL)
                                 3/5/97 - 3/9/07
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day               Period-End
                                               Pricing of the           Pricing of the           Closing Price of
   Period-Start           Period-End          Underlying Stock         Underlying Stock           the Underlying
       Date                  Date                  in ($)                  in ($)                 Stock in ($)
       ----                  ----                  ------                  -----                  ------------
     1/1/2003             3/31/2003                 7.69                    6.78                     7.07
     4/1/2003             6/30/2003                 9.84                    6.36                     9.56
     7/1/2003             9/30/2003                11.65                    9.26                    10.31
    10/1/2003            12/31/2003                12.50                    9.62                    10.68

     1/1/2004             3/31/2004                14.07                   10.59                    13.52
     4/1/2004             6/30/2004                17.09                   12.74                    16.27
     7/1/2004             9/30/2004                19.63                   14.37                    19.37
    10/1/2004            12/31/2004                34.78                   18.82                    32.20

     1/1/2005             3/31/2005                45.43                   31.30                    41.67
     4/1/2005             6/30/2005                44.44                   33.11                    36.81
     7/1/2005             9/30/2005                54.56                   36.29                    53.61
    10/1/2005            12/30/2005                75.46                   47.87                    71.89

     1/1/2006             3/31/2006                87.05                   57.67                    62.72
     4/1/2006             6/30/2006                73.38                   55.41                    57.12
     7/1/2006             9/29/2006                77.78                   50.35                    77.03
    10/1/2006            12/29/2006                93.15                   72.60                    84.84

     1/1/2007             3/9/2007                 97.80                   81.90                    87.97

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                     The First Marblehead Corporation (FMD)
                                10/31/03 - 3/9/07
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day               Period-End
                                               Pricing of the          Pricing of the           Closing Price of
   Period-Start           Period-End          Underlying Stock        Underlying Stock           the Underlying
       Date                  Date                  in ($)                 in ($)                 Stock in ($)
       ----                  ----                  ------                 -----                  ------------
     1/1/2003             3/31/2003                 n/a                    n/a                       n/a
     4/1/2003             6/30/2003                 n/a                    n/a                       n/a
     7/1/2003             9/30/2003                 n/a                    n/a                       n/a
    10/1/2003            12/31/2003                16.86                  12.16                     14.58

     1/1/2004             3/31/2004                21.81                  14.45                     19.63
     4/1/2004             6/30/2004                27.97                  19.17                     26.84
     7/1/2004             9/30/2004                34.00                  24.83                     30.93
    10/1/2004            12/31/2004                39.70                  31.12                     37.50

     1/1/2005             3/31/2005                48.84                  35.50                     38.35
     4/1/2005             6/30/2005                40.33                  21.70                     23.37
     7/1/2005             9/30/2005                24.25                  14.06                     16.93
    10/1/2005            12/30/2005                23.53                  13.92                     21.90

     1/1/2006             3/31/2006                31.40                  20.96                     28.83
     4/1/2006             6/30/2006                38.82                  28.40                     37.96
     7/1/2006             9/29/2006                47.66                  29.09                     46.17
    10/1/2006            12/29/2006                55.25                  40.74                     54.65

     1/1/2007             3/9/2007                 57.56                  41.73                     44.70

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Southern Copper Corporation (PCU)
                                 3/5/97 - 3/9/07
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day               Period-End
                                               Pricing of the           Pricing of the           Closing Price of
   Period-Start           Period-End          Underlying Stock         Underlying Stock           the Underlying
       Date                  Date                  in ($)                  in ($)                 Stock in ($)
       ----                  ----                  ------                  -----                  ------------
     1/1/2003             3/31/2003                 8.30                    7.25                     7.30
     4/1/2003             6/30/2003                 8.55                    7.16                     7.65
     7/1/2003             9/30/2003                11.95                    7.72                    11.06
    10/1/2003            12/31/2003                24.82                   10.87                    23.58

     1/1/2004             3/31/2004                25.82                   17.72                    20.22
     4/1/2004             6/30/2004                21.05                   13.05                    20.66
     7/1/2004             9/30/2004                26.25                   17.96                    25.83
    10/1/2004            12/31/2004                27.90                   20.79                    23.60

     1/1/2005             3/31/2005                33.25                   21.23                    27.73
     4/1/2005             6/30/2005                30.25                   20.68                    21.42
     7/1/2005             9/30/2005                28.35                   21.04                    27.98
    10/1/2005            12/30/2005                35.55                   24.80                    33.49

     1/1/2006             3/31/2006                45.80                   33.16                    42.24
     4/1/2006             6/30/2006                54.96                   34.83                    44.56
     7/1/2006             9/29/2006                49.67                   41.50                    46.25
    10/1/2006            12/29/2006                58.38                   43.09                    53.89

     1/1/2007             3/9/2007                 76.50                   49.26                    69.09

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Thornburg Mortgage, Inc. (TMA)
                                 3/5/97 - 3/9/07
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day               Period-End
                                               Pricing of the           Pricing of the           Closing Price of
   Period-Start           Period-End          Underlying Stock         Underlying Stock           the Underlying
       Date                  Date                  in ($)                  in ($)                 Stock in ($)
       ----                  ----                  ------                  -----                  ------------
     1/1/2003             3/31/2003                20.98                   19.46                    20.63
     4/1/2003             6/30/2003                26.83                   20.50                    24.70
     7/1/2003             9/30/2003                27.96                   21.62                    25.33
    10/1/2003            12/31/2003                27.83                   25.37                    27.20

     1/1/2004             3/31/2004                31.10                   26.60                    31.10
     4/1/2004             6/30/2004                31.28                   22.62                    26.95
     7/1/2004             9/30/2004                30.10                   26.34                    29.01
    10/1/2004            12/31/2004                30.22                   27.70                    28.96

     1/1/2005             3/31/2005                29.46                   26.51                    28.04
     4/1/2005             6/30/2005                31.18                   27.81                    29.13
     7/1/2005             9/30/2005                30.30                   23.51                    25.06
    10/1/2005            12/30/2005                27.76                   22.29                    26.20

     1/1/2006             3/31/2006                27.43                   24.61                    27.06
     4/1/2006             6/30/2006                29.00                   25.85                    27.87
     7/1/2006             9/29/2006                28.75                   22.40                    25.47
    10/1/2006            12/29/2006                27.00                   24.07                    25.13

     1/1/2007             3/9/2007                 27.55                   23.65                    25.18

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Overstock.com, Inc. (OSTK)
                                5/30/02 - 3/9/07
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day               Period-End
                                               Pricing of the           Pricing of the           Closing Price of
   Period-Start           Period-End          Underlying Stock         Underlying Stock           the Underlying
       Date                  Date                  in ($)                  in ($)                 Stock in ($)
       ----                  ----                  ------                  -----                  ------------
     1/1/2003             3/31/2003                18.66                    9.60                     9.75
     4/1/2003             6/30/2003                15.00                    7.60                    14.51
     7/1/2003             9/30/2003                18.55                   10.31                    14.89
    10/1/2003            12/31/2003                22.95                   11.65                    19.86

     1/1/2004             3/31/2004                36.45                   16.02                    30.88
     4/1/2004             6/30/2004                42.18                   29.82                    39.08
     7/1/2004             9/30/2004                39.68                   27.65                    36.73
    10/1/2004            12/31/2004                77.18                   36.67                    69.00

     1/1/2005             3/31/2005                70.27                   41.50                    42.99
     4/1/2005             6/30/2005                46.25                   33.62                    35.60
     7/1/2005             9/30/2005                48.65                   35.60                    38.35
    10/1/2005            12/30/2005                43.40                   28.03                    28.15

     1/1/2006             3/31/2006                35.00                   21.60                    29.82
     4/1/2006             6/30/2006                30.63                   19.00                    21.26
     7/1/2006             9/29/2006                22.93                   16.03                    17.53
    10/1/2006            12/29/2006                19.07                   13.40                    15.80

     1/1/2007             3/9/2007                 19.70                   14.05                    17.51

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

We expect that delivery of the Notes will be made against payment for the Notes on or about March 30, 2007, which is the third business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.



Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated March 6, 2007 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.



Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated March 6, 2007, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

          No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                      $[ ]



                                   [RBC LOGO]

                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                                  March , 2007